                                                                    EXHIBIT 10.1

                            CAMCO INTERNATIONAL INC.

        AMENDED AND RESTATED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                                   ARTICLE I

                                    PURPOSES

     The purposes of the Camco International Inc. Amended and Restated Stock Option Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Camco International Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                                   ARTICLE II

                           SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), which may be delivered upon the exercise of options granted under the Plan is 250,000 (the "Shares"). The Shares shall be shares of Common Stock presently authorized but unissued or subsequently acquired by the Corporation. In the event that an option for Shares granted under the Plan shall terminate, expire or be canceled or forfeited without being exercised in whole or in part, new options for Shares may be granted covering such unexercised shares.

                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board") or any designated committee thereof. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

                                   ARTICLE IV

                           PARTICIPATION IN THE PLAN

     1. Initial and Annual Grants. Beginning on the Annual Meeting of Stockholders of the Corporation to be held in 1996, each member of the Board elected, or appointed, who is not otherwise an employee of the Corporation or subsidiary corporation (an "Eligible Director") shall automatically receive an initial grant of an option to purchase 10,000 shares, such grant to be received on the 30th day following such member's initial election or appointment to the Board or upon such member's reelection (the "Election Grant"), and shall also receive an annual grant of an option (the "Annual Grant") to purchase 5,000 shares on the 30th day following each Annual Meeting of Stockholders (as described in the Corporation's By-laws), provided such member continues to be a member of the Board on such 30th day.

     2. One-Time Grants. In addition to the options to be granted pursuant to
Section 1 of this Article IV, the following Eligible Directors shall receive a one-time grant of an option (a "One-Time Grant") to purchase that number of shares set forth opposite the Eligible Director's name, such grant to be received upon approval of this Amended and Restated Plan by the stockholders of the Corporation (provided such member continues to be a member of the Board on such day):

                                                                       NUMBER OF SHARES
                                                                          SUBJECT TO
           ELIGIBLE DIRECTORS                                               OPTION
           ------------------                                          ----------------
        Class I Directors
          Robert L. Howard...........................................        6,666
          Charles P. Siess, Jr. .....................................        6,666

        Class II Directors
          William J. Johnson.........................................       10,000
          Gilbert H. Tausch..........................................       10,000

        Class III Directors
          Hugh H. Goerner............................................        3,333
          William A. Krause..........................................        3,333

                                   ARTICLE V

                                  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuances of Shares thereunder shall be subject to the following terms:

1. Option Agreement

     Each option to acquire Shares granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2. Option Exercise Price

     The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" on a date shall be the average of the high and low sales prices at which the Common Stock was sold on such date on the New York Stock Exchange or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded.

3. Vesting and Exercisability

     (a) Subject to paragraph (c) of this Section 3, each option granted pursuant to Section 1 of Article IV shall become fully vested and become nonforfeitable in three equal annual installments (rounding to the nearest Share for the first two installments, with the remaining balance vesting on the third installment) beginning on the first anniversary of the date of the grant of the option, provided that an installment shall vest only if the optionee has continued to serve as an Eligible Director until the applicable anniversary.

     (b) Subject to paragraph (c) of this Section 3, options granted pursuant
Section 2 of Article IV shall become fully vested and nonforfeitable as follows:

          (i) with respect to options granted to a Class I Eligible Director, 3,333 shares subject to option shall vest six months following the date on which the Plan is approved by stockholders of the Corporation, with the balance vesting on the first anniversary of the date of such approval, provided that an installment shall vest only if the optionee has continued to serve as an Eligible Director until the applicable vesting date;

          (ii) with respect to options granted to a Class II Eligible Director, 3,333 shares shall vest six months following the date on which the Plan is approved by the stockholders of the Corporation, with the remaining two-thirds of the shares vesting in equal annual installments (rounding to the nearest share for the first installment, with the remaining balance vesting on the second installment) beginning on the first anniversary date of the date of such approval, provided that an installment shall vest only if the optionee has continued to serve as an Eligible Director until the applicable date; and

          (iii) with respect to options granted to a Class III Eligible Director, such option shall vest six months following the date on which the Plan is approved by the stockholders of the Corporation.

     (c) Notwithstanding the provisions on vesting set forth in paragraphs (a) and (b) of this Section 3, an option shall become fully vested and become nonforfeitable immediately upon the death, disability or retirement of the optionee or upon the occurrence of a Change of Control; provided that in no event will any director be entitled to receive any payment in excess of the amount permitted to be paid without penalty under Section 4999 of the Internal Revenue Code of 1986, as amended, and clause (ii) above shall not apply upon the occurrence of a Change of Control to any option granted to a participant if, in connection with a Change of Control pursuant to clause (1) of the definition thereof, such participant is the Person or forms part of the Person referred to in such clause (1). A "Change of Control" shall be deemed to have occurred if
(1) any Person (as defined below) is or becomes the Beneficial Owner (as defined below) of securities of the Corporation representing 30% or more of the Voting Power (as defined below), (2) there shall occur a change in the composition of a majority of the Board within any period of four consecutive years which change shall not have been approved by a majority of the Board as constituted immediately prior to the commencement of such period, (3) at any meeting of the stockholders of the Corporation called for the purpose of electing directors, more than one of the persons nominated by the Board for election as directors shall fail to be elected or (4) the stockholders of the Corporation approve a merger, consolidation, sale of substantially all assets or other reorganization of the Corporation, other than a reincorporation, in which the Corporation does not survive.

     (d) For purposes of this Section 3, (i) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on September 1, 1993, (ii) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 on September 1, 1993; and (iii) "Voting Power" shall mean the voting power of the outstanding securities of the Corporation having the right under ordinary circumstances to vote at an election of the Board.

     (e) For purposes of the Plan "retirement" means cessation as a director of the Corporation other than on account of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

4. Time and Manner of Exercise of Option

     Each vested option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 Shares (or the remaining Shares then purchasable under the option, if less than 100 Shares) may be purchased upon any exercise of options rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any vested option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by (i) payment in full for such Shares, which payment may be in whole or in part (A) in cash or by check or (B) in shares of Common Stock already owned by the person exercising the option or (ii) an election to pay in full for such Shares by having the Corporation withhold shares of Common Stock otherwise issuable to such person as a result of the exercise of such option ("cashless exercise"). Shares of common Stock so delivered or withheld shall be valued at fair market value at the time of such exercise.

5. Terms of Options

     Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination in the event that an optionee ceases to be a director of the Corporation for any reason other than the retirement, death or disability of the optionee or upon a Change of Control. Upon the retirement or disability of the optionee or upon a Change of Control, the vested options granted to such optionee may be exercised by him or her only within thirty-six months after the date such optionee ceases to be a director of the Corporation. Upon the death of the optionee prior to retirement or disability or a Change of Control, the vested options granted to such optionee may be exercised only within twelve months thereafter. In the event of the death of an optionee, whether during the optionee's service as a director or during the period referred to in the second preceding sentence, the vested options granted to such optionee shall be exercisable by the legal representatives or the estate of such optionee, by any such person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6. Transferability

     During an optionee's lifetime, a vested option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a recipient of an option may designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

7. Participant's or successor's Rights as Stockholder

     Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8. Limitation as to Directorship

     Neither the Plan not the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a director for any period of time or at any particular rate of compensation.

9. Regulatory Approval and Compliance

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under Federal, state or local law deemed applicable by the Plan Administrator.

10. Withholding

     Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy and Federal, state or local withholding tax liability ("Withholding Tax") prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such tax liability). Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state or local withholding tax liability.

     Whenever Common Stock is so retained or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained or surrendered shall be the fair market value on the date that the amount of the Withholding tax is to be determined, and the value of shares of Common Stock so sold shall be the actual net proceeds (after deduction of commissions) received by the Corporation from such sale.

                                   ARTICLE VI

                              CAPITAL ADJUSTMENTS

     The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each Election Grant, the Annual Grant and the One-Time Grant and each outstanding option and the exercise price per Share thereof (but not the total price) shall all be appropriately adjusted by the Plan Administrator for any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Corporation by reason of any increase or decrease in the number of issued shares of Common Stock resulting form a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, provided that counsel to the Corporation has determined that such adjustment will not contravene the requirements of Rule 16b-3(c)(2)(ii) of the Exchange Act.

     In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.

                                  ARTICLE VII

                              EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

                                  ARTICLE VIII

                    EFFECTIVE DATE AND DURATION OF THE PLAN

     The amendments to the Corporation's Stock Option Plan for Nonemployee Directors (the "Initial Plan") provided for in the Plan shall become effective upon approval of the Corporation's stockholders and shall apply to all options granted on or after the date of such approval. All grants of options under the Initial Plan shall continue to be subject to the terms of the Initial Plan. The Plan shall continue in effect until December 31, 2003, or such earlier date as it is terminated by action of the Board or the Corporation's stockholder(s), but such termination shall not affect the then outstanding terms of any options.

                                   ARTICLE IX

                     TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that (i) no amendment shall increase the number of Shares that may be issued under the Plan, other than pursuant to
Article VI, without stockholder approval and (ii) to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six (6) months.